Filed under Rule 424 (b)(3), File No. 333-113680
Pricing Supplement No. 5 - dated 02/06/2006
(To prospectus dated 04/02/2004 and
prospectus supplement dated 04/02/2004)

Toyota Motor Credit Corporation


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                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PWW2        100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    4.850%      Semi-Annual     02/25/2009      No

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Medium-Term Note, Series B - Fixed Rate.
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Interest Payment Dates:  The 25th day of February and August of each year commencing 08/25/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/25/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PWX0      100%       	1.000%            99.000%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.100%      Semi-Annual     02/25/2011      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 25th day of February and August of each year commencing 08/25/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/25/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

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===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PWY8       100%       	1.500%            98.500%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.500%      Semi-Annual     02/25/2016      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 25th day of February and August of each year commencing 08/25/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/25/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
-------------------------------------------------------------------




Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  02/10/2006
Issue Date:  02/15/2006
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161

Further Authorizations: In supplement to the $7,000,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign or composite currencies) of its Medium-Term Notes which Toyota Motor Credit Corporation ("TMCC") was authorized to offer as of April 2, 2004, TMCC has authorized the offer and issuance from time to time of an additional $6,000,000,000 aggregate principal amount of its Medium-Term Notes.

(1) Expressed as a percentage of the minimum denomination


Merrill Lynch & Co.
Purchasing Agent
Acting as Principal
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